Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223853

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 23, 2020

Preliminary Prospectus Supplement

(To Prospectus dated March 22, 2018)

$                % Notes due 2025

$                % Notes due 2027

$                % Notes due 2030

$                % Notes due 2040

$                % Notes due 2050

We are offering $                aggregate principal amount of                 % Notes due 2025 (the “2025 notes”), $                aggregate principal amount of                 % Notes due 2027 (the “2027 notes”), $                aggregate principal amount of                 % Notes due 2030 (the “2030 notes”), $                aggregate principal amount of                 % Notes due 2040 (the “2040 notes”) and $                aggregate principal amount of                 % Notes due 2050 (the “2050 notes” and, together with the 2025 notes, the 2027 notes, the 2030 notes and the 2040 notes, the “notes”).

The 2025 notes will mature on                 , 2025 and will bear interest at the rate of                 % per annum. The 2027 notes will mature on                 , 2027 and will bear interest at the rate of                 % per annum. The 2030 notes will mature on                 , 2030 and will bear interest at the rate of                 % per annum. The 2040 notes will mature on                 , 2040 and will bear interest at the rate of                 % per annum. The 2050 notes will mature on                 , 2050 and will bear interest at the rate of                 % per annum. Interest on the notes will be payable semi-annually, in arrears, on                  and                  of each year, beginning                 , 2020.

We may redeem the notes, in whole or in part, at any time prior to their maturity at the applicable redemption prices described in this prospectus supplement.

The notes will be unsecured and will rank equally with all our other existing and future senior unsecured indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness. Our obligations under the notes will be fully and unconditionally guaranteed by certain of our subsidiaries in accordance with the terms of the indenture under which the notes will be issued. The guarantees will rank equally in right of payment with each other and all other existing and future senior unsecured indebtedness of such guarantors.

The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

See “Risk factors” beginning on page S-5 for a discussion of certain risks that you should consider in connection with an investment in the notes, as well as the risks set forth in our other filings with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2025 Note		Total	Per 2027 Note		Total	Per 2030 Note		Total	Per 2040 Note		Total	Per 2050 Note		Total
Price to Public (1)		%	$		%	$		%	$		%	$		%	$
Underwriting Discounts		%	$		%	$		%	$		%	$		%	$
Proceeds, Before Expenses, to us (1)		%	$		%	$		%	$		%	$		%	$

(1)	Plus accrued interest from , 2020, if settlement occurs after that date.

The notes are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about                 , 2020.

Joint Book-Running Managers

Wells Fargo Securities	BofA Securities	J.P. Morgan

                , 2020

You should read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us or on our behalf or to which we have referred you before you invest in the notes. These documents contain or incorporate by reference important information you should consider before making your investment decision. This prospectus supplement contains specific information about the notes being offered and the accompanying prospectus contains a general description of the notes. This prospectus supplement may add, update or change information in the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. Neither we nor the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus supplement, in the accompanying prospectus, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by us or on our behalf or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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References to “we,” “us,” “our” or the “Company” are to General Dynamics Corporation, unless we expressly indicate otherwise. References to “General Dynamics” are to General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors. “Guarantors” means, initially, American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company.

References to “dollars” or “$” in this prospectus supplement and the accompanying prospectus are to U.S. dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains a website at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including General Dynamics Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus supplement.

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below that we have filed with the SEC (File No. 1-3671) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 10, 2020;

•

The portions of our Definitive Proxy Statement on Schedule 14A for our 2019 Annual Meeting of Shareholders, filed on March 21, 2019, that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018; and

•	Current Report on Form 8-K filed on February 6, 2020.

You may request a copy of these filings at no cost, by writing or telephoning the office of:

General Dynamics Corporation

11011 Sunset Hills Road

Reston, Virginia 20190

Attention: Corporate Secretary

Telephone: (703) 876-3000

You may also find additional information about us (including the documents mentioned above) on our website at www.gd.com. The information included on or accessible through our website or any website referred to in any document incorporated by reference into this prospectus supplement is not a part of this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus and in the information incorporated herein and therein by reference contain forward-looking statements that are based on management’s

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expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. Examples include projections of revenue, earnings, operating margin, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation, those identified under “Risk factors” in this prospectus supplement, those identified under “Risk factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, those identified under “Special note on forward-looking statements” in the accompanying prospectus and other important factors disclosed in this prospectus supplement, the accompanying prospectus and our other filings with the SEC.

All forward-looking statements speak only as of the date hereof or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made. These factors may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K.

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SUMMARY

The following summary should be read as an introduction to, and in conjunction with, the remainder of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein. You should base your investment decision on a consideration of this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein and therein, as a whole. Words and expressions defined in “Description of the notes and guarantees” below shall have the same meanings in this summary.

The issuer

General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; information technology (IT) services; command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) solutions; and shipbuilding and ship repair.

The Company was incorporated in Delaware in 1952. Our principal executive offices are located at 11011 Sunset Hills Road, Reston, Virginia 20190 and our main telephone number is (703) 876-3000.

Recent developments

Credit facility extensions

In March 2020, we amended two of our credit facilities to, among other things, extend their expiration dates. Our $2 billion 364-day facility now expires in March 2021 and our $1 billion multi-year credit facility now expires in March 2025. Our third credit facility – a $2 billion multi-year credit facility – has not been amended and its expiration remains in March 2023. We have these committed bank credit facilities for general corporate purposes and working capital needs and to support our commercial paper issuances. Our credit facilities are guaranteed by several of our 100%-owned subsidiaries.

The offering

Issuer	General Dynamics Corporation

Guarantors	American Overseas Marine Company, LLC

Bath Iron Works Corporation

Electric Boat Corporation

General Dynamics Government Systems Corporation

General Dynamics Land Systems Inc.

General Dynamics Ordnance and Tactical Systems, Inc.

General Dynamics-OTS, Inc.

Gulfstream Aerospace Corporation

National Steel and Shipbuilding Company

Notes	$ aggregate principal amount of % Notes due 2025.

$ aggregate principal amount of % Notes due 2027.

$ aggregate principal amount of % Notes due 2030.

$ aggregate principal amount of % Notes due 2040.

$ aggregate principal amount of % Notes due 2050.

Maturity dates	The 2025 notes will mature on , 2025. The 2027 notes will mature on , 2027. The 2030 notes will mature on , 2030. The 2040 notes will mature on , 2040. The 2050 notes will mature on , 2050.

Interest rates	The 2025 notes will bear interest at the rate of % per annum. The 2027 notes will bear interest at the rate of % per annum. The 2030 notes will bear interest at the rate of % per annum. The 2040 notes will bear interest at the rate of % per annum. The 2050 notes will bear interest at the rate of % per annum.

Interest payment dates	Interest on the notes will be payable semi-annually, in arrears, on and of each year, beginning on , 2020.

Ranking	The notes will be our unsecured senior obligations and, as such, will rank pari passu in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

Guarantees	The notes will be fully, jointly and severally, irrevocably and unconditionally guaranteed by each of the Guarantors, which guarantees will rank pari passu in right of payment with each other and all other existing and future senior unsecured indebtedness of such Guarantors.

Additional issuances	We may, at any time and from time to time, without the consent of the holders, increase the principal amount of the notes of a series by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, provided the additional notes are fungible with the outstanding notes of such series for U.S. federal income tax purposes, with the same CUSIP number as the notes of such series. The notes of each series offered by this prospectus supplement and any additional notes of each such series would rank equally and ratably and would be treated as a single series for all purposes under the Indenture, as defined below.

Optional redemption

Each series of notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 10 days, but not more than 60 days, prior notice to holders of notes given in accordance with the provisions described under “Description of the notes and guarantees—Optional redemption—Redemption notice,” at a redemption price equal to the greater of:

•	100% of the principal amount of such notes to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, as defined below, plus                  basis points in the case of the 2025 notes,                  basis points in the case of the 2027 notes,                 basis points in the case of the 2030 notes,                 basis points in the case of the 2040 notes and                 basis points in the case of the 2050 notes;

provided, that (i) if we redeem any 2025 notes on or after (one month prior to the maturity date of the 2025 notes), (ii) if we redeem any 2027 notes on or after (two months prior to the maturity date of the 2027 notes), (iii) if we redeem any 2030 notes on or after (three months prior to the maturity date of the 2030 notes), (iv) if we redeem any 2040 notes on or after (six months prior to the maturity date of the 2040 notes) and (v) if we redeem any 2050 notes on or after (six months prior to the maturity date of the 2050 notes), the redemption price for those notes will equal 100% of the principal amount of such notes to be redeemed.

The redemption price for such notes will include, in each case, accrued but unpaid interest to but excluding the date of redemption on the principal amount of the notes to be redeemed.

Subject to certain exceptions, any notice of redemption may state that such redemption shall be conditional upon the receipt by a paying agent (which may be the trustee) for such notes, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price and accrued interest on such notes and that if such money has not been so received such notice shall be of no force or effect and we shall not be required to redeem such notes. See “Description of the notes and guarantees—Optional redemption.”

Book-entry issuance, settlement and clearance	The notes of each series are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about , 2020.

CUSIPs/ISINs	/ for the 2025 notes.

/ for the 2027 notes.

/ for the 2030 notes.

/ for the 2040 notes.

/ for the 2050 notes.

Listing and trading	The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Trustee	The Bank of New York Mellon.

Timing and delivery	We currently expect delivery of the notes to occur on or about , 2020.

Use of proceeds	The net proceeds from this offering, after deducting the underwriting discounts and our estimated expenses, are expected to be approximately $ billion. We intend to use the net proceeds from this offering to repay $2.0 billion principal amount of our 2.875% Notes due 2020 upon maturity, to repay $0.5 billion principal amount of our Floating Rate Notes due 2020 upon maturity and for general corporate purposes, including the repayment of a portion of our borrowings under our commercial paper program as they mature. Pending their application, we may invest the net proceeds of the offering in short-term investments, including marketable securities. See “Use of proceeds.”

Joint book-running managers	Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC

Governing law	The Indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Conflicts of interest	As a result of our intended use of the net proceeds from this offering to repay our outstanding 2.875% Notes due 2020, to repay our outstanding Floating Rate Notes due 2020 and to repay a portion of our commercial paper, Wells Fargo Securities, LLC, BofA Securities, Inc. or J.P. Morgan Securities LLC or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (‘‘FINRA Rule 5121’’). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a ‘‘qualified independent underwriter’’ is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (conflicts of interest)—Conflicts of interest.”

RISK FACTORS

In addition to the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors identified below in evaluating an investment in the notes.

Risks relating to our business

You should carefully consider the risks relating to the following factors, which are discussed under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019:

•	the U.S. government provides a significant portion of our revenue;

•	U.S. government contracts are not always fully funded at inception, and any funding is subject to disruption or delay;

•	our U.S. government contracts are subject to termination rights by the customer;

•	as a government contractor, we operate in a highly regulated environment and are subject to audit by the U.S. government;

•	our Aerospace segment is subject to changing customer demand for business aircraft;

•	our earnings and margin depend on our ability to perform on our contracts;

•	our earnings and margin depend in part on subcontractor and vendor performance;

•	sales and operations outside the United States are subject to different risks that may be associated with doing business in foreign countries;

•	our future success depends in part on our ability to develop new products and technologies and maintain a qualified workforce to meet the needs of our customers;

•	we have made and expect to continue to make investments, including acquisitions and joint ventures, that involve risks and uncertainties;

•	changes in business conditions may cause goodwill and other intangible assets to become impaired; and

•	our business could be negatively impacted by cybersecurity events and other disruptions.

You should also carefully consider the risks relating to the following factor:

Our business could be negatively impacted by the recent Coronavirus (“COVID-19”) outbreak or other similar outbreaks. The recent outbreak of COVID-19, and any other outbreaks of contagious diseases or other adverse public health developments in countries where we operate or our customers are located, could have a negative effect on our business, results of operations and financial condition. These effects could include disruptions or restrictions on our employees’ ability to work effectively, as well as temporary closures of our facilities or the facilities of our customers or suppliers. This could affect our performance on our contracts. Resulting cost increases may not be fully recoverable or adequately covered by insurance, which could impact our profitability. In addition, the outbreak of COVID-19 has resulted in a widespread health crisis that is adversely affecting the economies and financial markets of many countries, which could result in an economic downturn that may negatively affect demand for our products. The extent to which COVID-19 could impact our business, results of operations and financial condition is highly uncertain and will depend on future developments. Such developments may include the geographic spread and duration of the virus, the severity of the disease and the actions that may be taken by various governmental authorities and other third parties in response to the outbreak.

Risks relating to the notes

Because we are a holding company, we depend on the ability of our subsidiaries to generate cash, in the form of intercompany credits, loans, dividends or otherwise, to meet our debt service obligations, including our obligations under the notes, and for other general corporate purposes. Intercompany credits, dividends, loans or other distributions to us from our subsidiaries may be subject to future contractual or other restrictions, and will depend upon the results of operations of those subsidiaries and may be subject to other business considerations. Although the notes are guaranteed by the Guarantors, if such guarantees were voided or held to be unenforceable, the Guarantors would have no obligation to pay any amounts due on the notes or to make any funds available.

GENERAL DYNAMICS CORPORATION

General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; information technology (IT) services; command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR) solutions; and shipbuilding and ship repair.

We were incorporated in Delaware in 1952. We took actions beginning in the mid-1990s that laid the foundation for modern-day General Dynamics, including acquiring Gulfstream Aerospace Corporation, combat-vehicle businesses, IT services and C4ISR solutions companies, and additional shipyards. In 2018, we continued to position our company for future growth and superior profitability through the acquisition of CSRA Inc., our largest acquisition to date.

USE OF PROCEEDS

The net proceeds from this offering, after deducting the underwriting discounts and our estimated expenses, are expected to be approximately $                billion. We intend to use the net proceeds from this offering to repay $2.0 billion principal amount of our 2.875% Notes due 2020 upon maturity, to repay $0.5 billion principal amount of our Floating Rate Notes due 2020 upon maturity and for general corporate purposes, including the repayment of a portion of our borrowings under our commercial paper program as they mature. Pending their application, we may invest the net proceeds of the offering in short-term investments, including marketable securities.

As of March 19, 2020, our Floating Rate Notes due 2020 bore interest at an annual interest rate of approximately 2.021%. Our 2.875% Notes due 2020 and our Floating Rate Notes due 2020 each mature on May 11, 2020. As of March 19, 2020, there was approximately $2.73 billion (face amount) outstanding under our commercial paper program, bearing interest at a weighted average rate of approximately 1.412% and having a weighted average maturity of approximately 23 days.

As a result of our intended use of the net proceeds from this offering to repay our outstanding 2.875% Notes due 2020, to repay our outstanding Floating Rate Notes due 2020 and to repay a portion of our commercial paper, Wells Fargo Securities, LLC, BofA Securities, Inc. or J.P. Morgan Securities LLC or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a ‘‘qualified independent underwriter’’ is not necessary in connection with this offering as the notes are investment grade rated securities. See “Underwriting (conflicts of interest)—Conflicts of interest.”

CAPITALIZATION

The following table sets forth the unaudited consolidated capitalization of General Dynamics (i) at December 31, 2019 on a historical basis and (ii) at December 31, 2019 on an as adjusted basis to give effect to the issuance of the notes in this offering, net of the underwriting discounts and commissions and our estimated offering expenses, and our intended use of a portion of the net proceeds to repay $2.0 billion principal amount of our 2.875% Notes due 2020 upon maturity and $0.5 billion principal amount of our Floating Rate Notes due 2020 upon maturity, with the remainder of the net proceeds being presented as additional cash and equivalents. As discussed above in “Use of proceeds,” we intend to use such remainder of the net proceeds for general corporate purposes, including the repayment of a portion of our borrowings under our commercial paper program as they mature. As of March 19, 2020, there was approximately $2.73 billion (face amount) outstanding under our commercial paper program, none of which is reflected in the table below. As of December 31, 2019, there was no commercial paper outstanding. See “Use of proceeds.”

You should read this table in conjunction with the consolidated financial statements and the related notes included in our Annual Report on Form 10-K for the year ended December 31, 2019, which are incorporated by reference into this prospectus supplement.

	December 31, 2019
(Dollars in millions)	Actual	As adjusted
Cash and equivalents	$902	$
Debt
Total short-term debt and current portion of long-term debt	$2,920
Long-term debt:
Existing long-term debt	$9,010		$9,010
2025 notes offered hereby	$—	$
2027 notes offered hereby	$—	$
2030 notes offered hereby	$—	$
2040 notes offered hereby	$—	$
2050 notes offered hereby	$—	$

Total long-term debt	$9,010	$

Total debt	$11,930	$

Shareholders’ equity
Common stock, including surplus	$3,521		$3,521
Retained earnings	$31,633		$31,633
Treasury stock	$(17,358)		$(17,358)
Accumulated other comprehensive loss	$(4,219)		$(4,219)

Total shareholders’ equity	$13,577		$13,577

Total capitalization	$25,507	$

DESCRIPTION OF THE NOTES AND GUARANTEES

The 2025 notes, the 2027 notes, the 2030 notes, the 2040 notes and the 2050 notes will each be issued as a separate series under an indenture dated as of March 22, 2018, as supplemented and amended, including by the second supplemental indenture to be dated on or about                 , 2020 with respect to the notes, by and among us, the Guarantors and The Bank of New York Mellon, as trustee (collectively, the “Indenture”).

The following summary of the terms of the Indenture does not purport to be complete and does not contain all the information that may be important to you. The following description of the terms of the notes and the guarantees is qualified in its entirety by reference to the provisions of the Indenture. Capitalized and other terms not otherwise defined in this prospectus supplement will have the meanings given to them in the Indenture. You may obtain a copy of the Indenture from us upon request.

The 2025 notes will be issued in an initial aggregate principal amount of $                and will bear interest at the rate of     % per annum. The 2027 notes will be issued in an initial aggregate principal amount of $                and will bear interest at the rate of     % per annum. The 2030 notes will be issued in an initial aggregate principal amount of $                and will bear interest at the rate of     % per annum. The 2040 notes will be issued in an initial aggregate principal amount of $                and will bear interest at the rate of     % per annum. The 2050 notes will be issued in an initial aggregate principal amount of $                and will bear interest at the rate of     % per annum.

The notes will be issued only in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will be our unsecured senior obligations and, as such, will rank pari passu in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to all of our existing and future subordinated indebtedness.

As of December 31, 2019, we had total debt of approximately $11.9 billion, and approximately 96% of such total debt consisted of unsecured fixed-rate and floating-rate notes. The notes will be fully, jointly and severally, irrevocably and unconditionally guaranteed by each of the Guarantors, which guarantees will rank pari passu in right of payment with each other and all other existing and future senior unsecured indebtedness of such Guarantors. See “Capitalization.”

General terms of the notes

Certain terms of the notes are set forth below:

•	Title: % Notes due 2025, % Notes due 2027, % Notes due 2030, % Notes due 2040 and % Notes due 2050.

•

Initial principal amount being issued: $                aggregate principal amount of 2025 notes, $                aggregate principal amount of 2027 notes, $                aggregate principal amount of 2030 notes, $                aggregate principal amount of 2040 notes and $                aggregate principal amount of 2050 notes.

•

Maturity dates:                 , 2025 with respect to the 2025 notes,                 , 2027 with respect to the 2027 notes,                 , 2030 with respect to the 2030 notes,                 , 2040 with respect to the 2040 notes and                 , 2050 with respect to the 2050 notes.

•	Date interest starts accruing: , 2020.

•	Interest payment dates: and .

•	First interest payment date: , 2020.

•	Regular record dates for interest: and .

•	Form of notes: Each series of notes will be in the form of one or more global notes that we will deposit with or on behalf of The Depository Trust Company (the “Depositary”).

•	Sinking fund: The notes will not be subject to any sinking fund.

•	Status: The notes will each constitute a series of our unsecured senior debt securities.

•	Guarantees: The notes will be fully, jointly and severally, irrevocably and unconditionally guaranteed on a senior basis by the Guarantors.

Interest on each series of notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity date of the notes is not a Business Day, then payment of interest or principal in respect of such notes will be made on the next succeeding day which is a Business Day, and no interest shall accrue on the amount so payable for the period from and after such interest payment date or maturity date. “Business Day” means any day which is not a Saturday, Sunday or other day on which banking institutions in the City of New York, New York or the city in which the office of the Trustee at which the Indenture shall be principally administered are authorized or required by law or executive order to be closed.

Optional redemption

Each series of notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 10 days, but not more than 60 days, prior notice to holders of such notes given in accordance with the provisions described under “—Redemption notice” below, at a redemption price equal to the greater of:

•	100% of the principal amount of such notes to be redeemed; or

•

the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate, as defined below, plus                 basis points in the case of the 2025 notes,                 basis points in the case of the 2027 notes,                 basis points in the case of the 2030 notes,                 basis points in the case of the 2040 notes and                 basis points in the case of the 2050 notes;

provided, that (i) if we redeem any 2025 notes on or after                  (one month prior to the maturity date of the 2025 notes), (ii) if we redeem any 2027 notes on or after                  (two months prior to the maturity date of the 2027 notes), (iii) if we redeem any 2030 notes on or after                  (three months prior to the maturity date of the 2030 notes), (iv) if we redeem any 2040 notes on or after                  (six months prior to the maturity date of the 2040 notes) and (v) if we redeem any 2050 notes on or after                  (six months prior to the maturity date of the 2050 notes), the redemption price for those notes will equal 100% of the principal amount of such notes to be redeemed.

The redemption price for such notes will include, in each case, accrued but unpaid interest to but excluding the date of redemption on the principal amount of the notes to be redeemed.

On and after the redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption, unless we default in the payment of the redemption price and accrued interest. If less than all of any particular series of the notes are to be redeemed, the notes in such series to be redeemed shall be selected (i) in accordance with the procedures of the Depositary, in the case of notes in the form of global notes, or (ii) by lot, in the case of notes in definitive form.

Definitions

“Treasury Rate” means, with respect to any redemption date for the notes, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on and as of the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date for the notes:

•	the average of the Reference Treasury Dealer Quotations obtained by us for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Reference Treasury Dealer” means each of (i) Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, and their respective successors; and (ii) two other treasury dealers selected by us, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Remaining Scheduled Payments” means, with respect to each note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

Redemption notice

We will give notice of a redemption to holders at least 10 days (but not more than 60 days) before we redeem any of the notes. Subject to certain exceptions, such notice may state that such redemption shall be conditional upon the receipt by a paying agent (which may be the trustee) for such notes, on or prior to the date fixed for such redemption, of money sufficient to pay the redemption price and accrued interest on such notes and that if such money has not been so received such notice shall be of no force or effect and we shall not be required to redeem such notes. In the event that such notice of redemption contains such a condition and such money is not so received the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the paying agent (which may be the trustee) for the notes otherwise to have been redeemed shall promptly return to the holders thereof any of such notes that had been surrendered for payment upon such redemption.

Issuance of additional notes

We may, at any time and from time to time, without the consent of the holders, increase the principal amount of the notes of a series by issuing additional notes of such series in the future on the same terms and conditions, except for any differences in the issue date, issue price and interest accrued prior to the issue date of the additional notes, and, provided the additional notes are fungible with the outstanding notes of such series for U.S. federal income tax purposes, with the same CUSIP number as the notes of such series. The notes of each series offered by this prospectus supplement and any additional notes of each such series would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

Holding through Euroclear and Clearstream

As described more fully in the accompanying prospectus, the notes of each series will be deposited with the trustee on behalf of the Depositary in the form of one or more global debt securities. As long as the Depositary is the depositary for the notes, you may hold interests in the notes through participants in the Depositary, including Clearstream Banking, Société Anonyme (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a summary of material federal income tax consequences of the acquisition, ownership and disposition of the notes by persons who purchase the notes in this offering and is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretations, possibly with retroactive effect.

This discussion is for general information only and does not purport to address all of the possible federal income tax consequences, including any U.S. federal estate, gift or alternative minimum tax considerations, or any state, local or foreign tax consequences of the acquisition, ownership and disposition of the notes. It is limited to investors who purchase the notes in this offering at the offering price, and who will hold the notes as capital assets for federal income tax purposes. It does not address all of the federal income tax consequences that may be relevant to particular investors in light of their unique circumstances or to certain types of investors that may be subject to special rules (such as dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, insurance companies, financial institutions, banks, tax-exempt entities, retirement plans, U.S. expatriates, entities treated as partnerships or other types of pass-through entities (including investors therein), regulated investment companies, real estate investment trusts, “controlled foreign corporations” and “passive foreign investment companies”) or to investors that will hold the notes as a part of a straddle, hedge, constructive sale or synthetic security transaction for federal income tax purposes, or investors who are subject to the alternative minimum tax or investors subject to special tax accounting rules, including under Section 451(b) of the Code, or whose “functional currency” is not the U.S. dollar, all of whom may be subject to special treatment under federal income tax laws. Prospective investors are urged to consult their tax advisors regarding the federal income tax consequences of purchasing, owning and disposing of the notes, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

For purposes of this discussion of U.S. tax consequences, a “U.S. person” is:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created in or organized under the laws of the U.S. or any state or political subdivision thereof;

•	an estate that is subject to U.S. federal income taxation without regard to the source of its income; or

•

a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect to be treated as a U.S. person under the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner in the entity will generally depend upon the status of the partner and the activities of the entity. If you are a partner in such an entity holding notes, you should consult your tax advisor.

As used herein, the term “U.S. holder” means a beneficial owner of a note that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of a note that is not a U.S. person and is not a partnership for federal income tax purposes. The U.S. holders and non-U.S. holders together are the “holders.”

This discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax advice. It is not binding on the Internal Revenue Service (“IRS”) and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below, or that a contrary position taken by the IRS would not be sustained by a court. No ruling has been or will be requested by us from the IRS on any tax matters relating to the notes. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

U.S. holders

Payments of interest. A U.S. holder will be required to report stated interest on its note as interest income at the time such payments are accrued or received in accordance with such holder’s method of accounting for federal income tax purposes. The notes are not expected to be issued with more than a de minimis amount of original issue discount. However, if the notes’ principal amount exceeds their issue price by at least a prescribed de minimis amount then, in addition to including stated interest in income, each U.S. holder generally will be required to include such excess in its income as it accrues, regardless of its regular method of accounting, using a constant yield method, possibly before such U.S. holder receives any payment attributable to such income. This discussion assumes that the issue price of the notes, as determined for U.S. federal income tax purposes, equals the principal amount thereof.

Disposition of notes. The sale, exchange, redemption or other disposition of a note generally will be a taxable event. A U.S. holder generally will recognize gain or loss equal to the difference between (a) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of the note (except to the extent attributable to accrued interest which, if not already included in such U.S. holder’s income, will be taxable as interest income) and (b) the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the holder’s cost of purchasing the note. Such gain or loss will be capital gain or loss, and will be long term capital gain or loss if the holder has held the notes for more than one year at the time of the sale or other disposition. Net long-term capital gain of certain non-corporate U.S. holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding. In general, information reporting requirements will apply to payments of principal and interest on the notes and the proceeds of sale of the notes unless the U.S. holder is an exempt recipient (such as a corporation) and, when required, demonstrates this fact. A U.S. holder will be subject to backup withholding if (A) the U.S. holder fails to provide the appropriate documentation (generally an IRS Form W-9 or a suitable substitute form) to the applicable withholding agent certifying, among other things, (x) that its taxpayer identification number is correct or (y) its exempt status (if any) or (B) the U.S. holder has been notified by the IRS that it is subject to backup withholding.

Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS, provided the required information is furnished to the IRS on a timely basis.

Additional tax on net investment income. An additional tax of 3.8% may be imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes interest and certain net gain from the disposition of investment property, less certain deductions. U.S. holders should consult their tax advisors with respect to the tax consequences of the rules described above.

Non-U.S. holders

Payments of interest. Subject to the discussions below concerning backup withholding and FATCA, interest paid to a non-U.S. holder on a note will not be subject to federal income or withholding tax provided that the interest is not effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder, and the non-U.S. holder, among other things, (a) does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote; (b) is not, for federal income tax purposes, a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership or a foreign private foundation; (c) is not a bank whose receipt of such amounts is described in section 881(c)(3)(A) of the Code; and (d) certifies, on the IRS Form W-8BEN or W-8BEN-E (or successor form), as applicable, under penalty of perjury, that it is a non-U.S. holder and provides the required information. U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

If a non-U.S. holder earns interest on a note that is not effectively connected with the conduct of a trade or business within the U.S. but does not satisfy the four requirements in the above paragraph, the non-U.S. holder’s interest on such note will be subject to withholding tax at a flat rate of 30% or a lower applicable treaty rate. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the U.S.), and the non-U.S. holder provides the necessary certification (generally on an IRS Form W-8ECI), the non-U.S. holder will not be subject to withholding but will be subject to federal income tax on that interest on a net income basis in the same manner as if such holder was a U.S. person and may be subject to a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.

Disposition of notes. Subject to the discussions below concerning backup withholding and FATCA, a non-U.S. holder will generally not be subject to federal income tax or withholding on gain recognized on a sale, exchange, redemption or other disposition of the notes unless (a) the gain is effectively connected with the conduct of a trade or business within the U.S. by the non-U.S. holder (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the U.S.), or (b) in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met (subject to the provisions of any applicable tax treaty). Any gain that is effectively connected with the conduct of a U.S. trade or business by a non-U.S. holder will be subject to federal income tax on a net income basis in the same manner as if such holder were a U.S. person. These holders are urged to consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes including, if the holder is a corporation, the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate). U.S. Treasury regulations provide additional rules for a note held through one or more intermediaries or pass-through entities.

Information reporting and backup withholding. We will, when required, report to the IRS and to each non-U.S. holder the amount of any interest paid on the notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments. This information may also be made available to the tax authorities of a country in which the non-U.S. holder resides. Interest paid on the notes will not be subject to backup withholding provided that the non-U.S. holder satisfies the certification requirements described above in the section entitled “—Non-U.S. holders—Payments of interest.”

Information reporting and backup withholding generally will not apply to a payment of the proceeds from a sale of the notes effected outside the United States by a foreign office of a foreign broker. However, information reporting requirements (but not backup withholding) may apply to a payment of the proceeds of a sale of the notes effected outside the United States by a foreign office of a U.S. broker or a foreign broker with certain types of relationships to the United States, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of the notes will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against that non-U.S. holder’s federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

FATCA withholding. Under sections 1471 through 1474 of the Code (such sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any interest income paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case paid to (i) a “foreign financial institution” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as defined in the Code) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding the “substantial United States owners” (as defined in the Code) of such entity (if any). Proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), however, eliminate the withholding requirement on payments of gross proceeds from a disposition. If a payment is both subject to withholding under FATCA and subject to federal income tax withholding or backup withholding as discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Each prospective holder of notes should consult its own tax advisor regarding these rules, certification of exemption from FATCA withholding and whether FATCA may be relevant to its ownership and disposition of notes.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions in the underwriting agreement between us and Wells Fargo Securities, LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named below, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite the names of the underwriters below:

Underwriter	Principal amount of 2025 notes	Principal amount of 2027 notes	Principal amount of 2030 notes	Principal amount of 2040 notes	Principal amount of 2050 notes
Wells Fargo Securities, LLC	$	$	$	$	$
BofA Securities, Inc.
J.P. Morgan Securities LLC

Total	$	$	$	$	$

The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased.

The underwriters initially propose to offer the notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to     % of the principal amount of the 2025 notes,     % of the principal amount of the 2027 notes,     % of the principal amount of the 2030 notes,     % of the principal amount of the 2040 notes and     % of the principal amount of the 2050 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to     % of the principal amount of the 2025 notes,     % of the principal amount of the 2027 notes,     % of the principal amount of the 2030 notes,     % of the principal amount of the 2040 notes and     % of the principal amount of the 2050 notes to certain other dealers. After the initial offering, the underwriters may change the public offering prices and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering of the notes:

	2025 notes		2027 notes		2030 notes		2040 notes		2050 notes
Per note		%		%		%		%		%
Total	$		$		$		$		$

In the underwriting agreement, we have agreed that:

•	We will pay our expenses related to the offering, which we estimate will be (excluding the underwriting discounts) approximately $6.9 million.

•

We will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

The notes are new issues of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in each series of notes, but they are not obligated to do so. The underwriters may discontinue any market making in the notes at any time in their sole discretion. Accordingly, we cannot assure you that liquid trading markets will develop for the notes.

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate-covering transactions. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the prices of the notes. Syndicate-covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate-covering transactions may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate-covering transactions, they may discontinue them at any time.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Each of the underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged, or may in the future engage, in commercial banking or investment banking transactions with General Dynamics and its affiliates. In addition, certain of the underwriters or their affiliates are lenders under our bank credit facilities.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any credit default swaps or such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of interest

As a result of our intended use of the net proceeds from this offering to repay our outstanding 2.875% Notes due 2020, to repay our Floating Rate Notes due 2020 and to repay a portion of our commercial paper, Wells Fargo Securities, LLC, BofA Securities, Inc. or J.P. Morgan Securities LLC or certain of their respective affiliates may receive more than 5% of the net proceeds of this offering, not including underwriting compensation, thus creating a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. The appointment of a ‘‘qualified independent underwriter’’ is not necessary in connection with this offering as the notes are investment grade rated securities.

Selling restrictions

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contain misrepresentations, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPS Regulation. This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and accompanying prospectus are not to be considered a prospectus for the purposes of the Prospectus Regulation. References to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate. This selling restriction is in addition to any other selling restrictions set out in this section.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement and accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than:

(i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”),

(ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or

(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except:

a)

to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA;

b)	where no consideration is or will be given for the transfer;

c)	where the transfer is by operation of law;

d)	as specified in Section 276(7) of the SFA; or

e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly, the notes being offered pursuant to this prospectus supplement and accompanying prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA, and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement, accompanying prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus supplement and accompanying prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus supplement and accompanying prospectus do not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus supplement and accompanying prospectus do not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Kingdom

This prospectus supplement and accompanying prospectus are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relate is available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS

The validity of the notes and the guarantees will be passed upon for us and the Guarantors by Jenner & Block LLP. Certain legal matters relating to the offering of the notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of General Dynamics Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019 have been incorporated by reference herein and in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in accounting for leases due to the adoption of Accounting Standards Codification Topic 842, Leases.

PROSPECTUS

DEBT SECURITIES

GUARANTEES OF DEBT SECURITIES

We may offer from time to time our debt securities in one or more series pursuant to this prospectus. The debt securities may be guaranteed by one or more of our subsidiaries under the guarantees described in this prospectus. This prospectus contains summaries of the general terms of these securities. We will provide specific terms of these securities in supplements to this prospectus, which may also supplement, update or amend information contained in this document. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities offered by this prospectus, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any of such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” beginning on page 3 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 22, 2018

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you together with the additional information described below under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in that prospectus supplement.

We have not authorized any agent, dealer, underwriter or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different or additional information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, and we are not making an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus, in any prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

References to “we,” “us,” “our” or the “Company” are to General Dynamics Corporation, unless expressly indicated otherwise. References to “General Dynamics” mean General Dynamics Corporation, together with our consolidated subsidiaries, including the Guarantors. “Guarantors” means, initially, American Overseas Marine Company, LLC, Bath Iron Works Corporation, Electric Boat Corporation, General Dynamics Government Systems Corporation, General Dynamics Land Systems Inc., General Dynamics Ordnance and Tactical Systems, Inc., General Dynamics-OTS, Inc., Gulfstream Aerospace Corporation and National Steel and Shipbuilding Company.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the information incorporated herein by reference contain forward-looking statements, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. These include but are not limited to projections of revenues, earnings, operating margins, segment performance, cash flows, contract awards, aircraft production, deliveries and backlog. In making these statements we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors, including, without limitation:

•	general U.S. and international political and economic conditions;

•	decreases in U.S. government defense spending or changing priorities within the defense budget;

•	termination or restructuring of government contracts due to unilateral government action;

•

differences in anticipated and actual program performance, including the ability to perform under long-term, fixed-price contracts within estimated costs, and performance issues with key suppliers and subcontractors;

•	expected recovery on contract claims and requests for equitable adjustment;

•	changing customer demand or preferences for business aircraft, including the effects of economic conditions on the business-aircraft market;

•	potential for changing prices for energy and raw materials; and

•	the status or outcome of legal and/or regulatory proceedings.

All forward-looking statements speak only as of the date hereof or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date such statements are made. These factors may be revised or supplemented in subsequent reports on SEC Forms 10-K, 10-Q and 8-K.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including General Dynamics Corporation. Except as expressly set forth in the paragraph below, we are not incorporating the contents of the SEC website into this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC (File No. 001-03671) and any future filings made with the SEC by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on February 12, 2018; and

•	Current Reports on Form 8-K filed on February 12, 2018 (only with respect to Item 1.01 and Exhibit 2.1 in Item 9.01), March 5, 2018 and March 20, 2018.

You may request a copy of these filings at no cost, by writing or telephoning the office of:

General Dynamics Corporation

2941 Fairview Park Drive, Suite 100

Falls Church, Virginia 22042-4513

Attention: Corporate Secretary

Telephone: (703) 876-3000

You may also find additional information about us, including the documents mentioned above, on our website at www.generaldynamics.com. The information included on or linked to our website or any website referred to in any document incorporated by reference into this prospectus is not a part of this prospectus.

GENERAL DYNAMICS CORPORATION

General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; information technology (IT) services and C4ISR (command, control, communications, computers, intelligence, surveillance and reconnaissance) solutions; and shipbuilding and ship repair. The Company was incorporated in Delaware in 1952.

Our company is organized into four business groups: Aerospace, Combat Systems, Information Systems and Technology, and Marine Systems.

Our principal executive offices are located at 2941 Fairview Park Drive, Suite 100, Falls Church, Virginia 22042-4513 and our telephone number is (703) 876-3000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our consolidated ratio of earnings to fixed charges for each of the periods indicated. On January 1, 2017, we adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC Topic 606”), using the retrospective method. Our consolidated ratio of earnings to fixed charges for the year ended December 31, 2017 reflects the adoption of ASC Topic 606, and our consolidated ratios of earnings to fixed charges for the years ended December 31, 2016 and 2015 have been restated to reflect the adoption of ASC Topic 606. Our consolidated ratios of earnings to fixed charges for the years ended December 31, 2014 and 2013 have not been restated to reflect the adoption of ASC Topic 606.

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	20.3	19.7	23.7	20.2	18.8

For the purpose of computing the ratio of earnings to fixed charges, earnings consist of pre-tax income from continuing operations, adjusted to add back fixed charges. Fixed charges consist of pre-tax interest on all indebtedness and an estimate of interest within rental expense.

USE OF PROCEEDS

We will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, unless otherwise specified in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, refinancing of existing indebtedness including commercial paper, repayment of debt, and financing of possible acquisitions, investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description of the debt securities outlines some of the general terms and provisions of the debt securities and guarantees. This information may not be complete in all respects and is qualified in its entirety by reference to the applicable indenture and its associated documents. The specific terms of any series of debt securities and related guarantees will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms of that series of debt securities may differ from the general description of terms presented below.

This prospectus sets forth some of the general terms and provisions of the debt securities and the guarantees. We will describe the particular terms of any series of debt securities and related guarantees in the prospectus supplement relating to such securities.

The debt securities may be issued from time to time in series under an indenture dated as of March 22, 2018, by and among the Company, the guarantors thereunder and The Bank of New York Mellon, as trustee, as may be amended or supplemented from time to time. Wherever defined terms are used but not defined in this section of the prospectus, those terms have the meanings assigned to them in the indenture, it being intended that those defined terms will be incorporated herein by reference. This indenture does not limit the amount of debt securities that may be issued thereunder and will govern debt securities up to the aggregate principal amount that we may authorize from time to time. Any such limit applicable to a particular series of debt securities will be specified in the prospectus supplement relating to that series. The debt securities may be guaranteed by certain subsidiary guarantors under the guarantees described below.

Definitions

The following are certain terms defined in the indenture:

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount will also include the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Consolidated Assets” means the total assets of the Company and its subsidiaries calculated on a consolidated basis and in accordance with GAAP.

“Material Subsidiary” means, as of any date of determination, a subsidiary of the Company whose assets exceed ten percent (10%) of the Company’s Consolidated Assets as of the date of such determination. However, the board of directors of the Company may declare any subsidiary of the Company to be a Material Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Material Subsidiary and located in the United States, the gross book value of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Assets, but not including any property financed through the issuance of any tax exempt governmental obligation, or any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) which, in the opinion of the board of directors of the Company, is not of material importance to the total business conducted by the Company and its subsidiaries, considered as a single enterprise.

General Terms

All of the debt securities:

•	will be our general obligations;

•	will rank equally with each other and all of our other existing and future unsecured and unsubordinated debt; and

•

will be guaranteed by the guarantees of each of the Guarantors, which guarantees will rank equally with each other in respect of the debt securities and in respect of all other existing and future unsecured and unsubordinated debt of such Guarantors.

The indenture provides for the issuance of debt securities in one or more series. Each time that we issue a new series of debt securities, the prospectus supplement relating to that series will specify the particular terms of those debt securities. Those terms may include but are not limited to the following:

•	the designation, issue, date and authorized denominations of such debt securities;

•	the aggregate principal amount offered and any limit on any future issues of additional debt of the same series;

•	the price or prices at which such debt securities will be sold;

•	the date or dates on which such debt securities will mature, which may be fixed or extendible;

•	the rate or rates at which such debt securities will bear interest, which may be at a fixed or floating rate, if any;

•	the dates on which such interest, if any, will be payable;

•	the index or formula used to determine any payments to be made on the debt securities;

•	the terms of any mandatory or optional redemption, including pursuant to any sinking fund or analogous provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous provisions, to redeem, or at the option of the holders, to purchase, such series of debt securities and other related terms and provisions;

•	whether such debt securities are to be issued in the form of global securities and, if so, the identity of the depositary with respect to such global securities; and

•	any other terms of such series.

Unless otherwise specified in the prospectus supplement, debt securities will only be issued in fully registered form, without coupons. Unless otherwise specified in the prospectus supplement, the principal amount of the debt securities will be payable at the corporate trust office of the trustee in New York, New York. No service charge will be made on any security holder for any registration of transfer or exchange of debt securities, unless otherwise provided in the prospectus supplement for that series of debt securities; provided, however, that we may require payment of a sum sufficient to cover any tax or other governmental charges payable in connection therewith.

Certificated Debt Securities

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”), as described in the applicable prospectus supplement. Except as described under “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at the office or agency of the Company in accordance with the terms of the indenture. You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities, and we will execute, and the trustee will authenticate and deliver, a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons that have accounts with the Depositary for the related global debt security (“participants”) or persons that may hold interests through participants. Upon the issuance of a global debt security, the Depositary will credit, on its book-entry registration and transfer system, the accounts of the participants with the respective principal amounts of the book-entry debt securities represented by the global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the Depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described herein, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, to exercise any rights of a holder under the indenture, each person beneficially owning book-entry debt securities must rely on the procedures of the Depositary for the related global debt security and, if that person is not a participant, on the procedures of the participant through which that person owns its interest. We understand, however, that under existing industry practice, the Depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities.

We will make payments of principal of, and premium and interest on book-entry debt securities to the Depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Neither we, the trustee nor any other agent of ours or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the Depositary, upon receipt of any payment of principal of, premium or interest on a global debt security, will immediately credit the accounts of the participants with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of the Depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary registered as a clearing agency under the Securities Exchange Act of 1934, as amended, is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the book-entry debt securities of any series represented by one or more global debt securities and, in that event, we will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary will instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information in this section concerning the Depositary and its book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

Defeasance

The indenture provides that we (and to the extent applicable, the Guarantors), at our option:

•

will be discharged from any and all obligations in respect of any series of debt securities, except in each case for, among other things, the rights of holders of debt securities to receive, from a trust fund, payments in respect of such securities when such payments are due and certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust; or

•

will no longer be obligated to comply with the covenants described below under “— Limitation on Consolidation, Merger, Conveyance or Transfer” and “— Certain Covenants of the Company,” and the Event of Default described in the fourth bullet point under “— Events of Default; Notice and Waiver” will no longer constitute an Event of Default with respect to such series of debt securities;

in each case, if (1) we deposit with the trustee, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, money or the equivalent in securities of the U.S. government or government agencies backed by the full faith and credit of the U.S. government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof, to pay all the principal (including any mandatory sinking fund payments) and any premium of, interest on and any repurchase or redemption obligations with respect to such series on the dates such payments are due in accordance with the terms of such series and (2) no Event of Default (as defined below) or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the debt securities of such series shall have occurred and be continuing on the date of such deposit.

To exercise any such option, we are required, among other things, to deliver to the trustee an opinion of counsel to the effect that:

•

the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for federal income tax purposes and, in the case of securities being discharged pursuant to the first bullet point above, accompanied by a ruling, if then required, to such effect received from or published by the Internal Revenue Service; and

•	the creation of the defeasance trust would not violate the Investment Company Act of 1940, as amended.

In addition, we are required to deliver to the trustee an officer’s certificate stating that such deposit was not made by us with the intent of preferring the holders of the debt securities over other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of us or others.

Events of Default; Notice and Waiver

The indenture provides that if an Event of Default (as defined below) described in the first, second, third, fourth or seventh bullet point below occurs and is continuing with respect to any series of debt securities (and, in the case of an Event of Default described in the fourth or seventh bullet point below, such Event of Default is with respect to less than all series of debt securities then outstanding under the indenture), either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series under the indenture (each such series acting as a separate class) may declare the principal amount (or, if the debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the debt securities of such series, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fourth or seventh bullet point below occurs and is continuing and such Event of Default is with respect to all series of debt securities then outstanding under the indenture, either the trustee or the holders of not less than 25% in aggregate principal amount of all the outstanding debt securities under the indenture (treated as one class) may declare the principal amount (or, if any debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms thereof) of all the debt securities then outstanding, and all accrued interest thereon, to be due and payable immediately. The indenture also provides that if an Event of Default described in the fifth bullet point below occurs and is continuing, the principal of and any interest on the debt securities then outstanding shall become immediately due and payable.

“Events of Default” in respect of any series are defined in the indenture as being:

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default in payment of principal of, or premium, if any, on debt securities of such series when due at their stated maturity and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three Business Days;

•	default for 30 days in payment of any interest due with respect to such series;

•	default in the payment of any sinking or purchase fund or analogous obligation when due by the terms of such series and continuance of such default for a period of 30 days;

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default in the performance, or breach, of any covenant or warranty of the Company or any Guarantor in the indenture in respect of the debt securities of such series (other than a covenant or warranty a default in the performance of which, or the breach of which, would otherwise constitute an Event of Default) and continuance of such default or breach for 90 days after written notice to us (or, if applicable, to such Guarantor) by the trustee or to us (or, if applicable, to such Guarantor) and the trustee by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series;

•

certain events of bankruptcy, insolvency and reorganization with respect to us or any of our Material Subsidiaries or the entry of an order ordering the winding up or liquidation of our affairs or the affairs of any of our Material Subsidiaries that continues unstayed and in effect for a period of 90 consecutive days;

•

any guarantee by a Material Subsidiary ceases for any reason to be, or is asserted in writing by any such Material Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such guarantee; or

•	any other event of default provided in the supplemental indenture or board resolution under which such series of debt securities is issued or in the form of debt security for such series.

Any additions, deletions or other changes to the Events of Default that will be applicable to a series of debt securities will be described in the prospectus supplement relating to such series of debt securities.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided, however, that except in the case of default in the payment of principal of, or premium, if any, or interest, on any of the debt securities of such series or in the payment of any sinking or purchase fund installment or analogous obligation relating to the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the debt securities of such series; and provided, further, that in the case of an Event of Default described in the fourth bullet point above, no such notice to the holders of the debt securities of such series shall be given until at least 90 days after the occurrence thereof. For the purpose of the trustee’s duty to notify holders of defaults, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default with respect to debt securities of such series.

The trustee is entitled, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified to its satisfaction by the holders of the debt securities of such series before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities of such series.

The indenture provides that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series, subject to certain exceptions.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may waive, on behalf of the holders of all debt securities of such series, any past default with respect to the debt securities of such series except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, on any of the debt securities of such series or payment of any sinking or purchase fund or analogous obligation with respect to such debt securities.

The indenture provides that, so long as any debt securities remain outstanding under the indenture, we must deliver to the trustee an annual certificate of certain of our officers stating that to such officers’ knowledge we have fulfilled our obligations under and complied with our covenants in the indenture, or else specifying any defaults and the nature and status thereof of which they have knowledge.

Limitation on Consolidation, Merger, Conveyance or Transfer

The indenture provides that we shall not consolidate with or merge into any other Person or sell, lease, convey or transfer all or substantially all of our properties and assets to any Person, if upon any such consolidation, merger, sale, lease, conveyance or transfer we are not the surviving corporation, unless:

•

the Person formed by such consolidation or into which we are merged or the Person that acquires by sale, lease, conveyance or transfer all or substantially all of our properties and assets will be organized and existing under the laws of the United States of America or any state or the District of Columbia, and (if such Person is not the Company) will expressly assume, by supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities and the performance of every covenant of the indenture (as supplemented from time to time) on our part to be performed or observed;

•

immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, will have happened and be continuing; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel each stating that such consolidation, merger, sale, lease, conveyance or transfer and such supplemental indenture comply with the applicable article of the indenture and that we have complied with all conditions precedent relating to such transaction.

In such event, we will be discharged from all obligations and covenants under the indenture and the debt securities, and may be liquidated and dissolved, and the successor Person formed by such consolidation or into which we are merged or to which such sale, lease, conveyance or transfer is made will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as the Company in the indenture.

Modification of the Indenture

The Company, when authorized by a board resolution, and the trustee, at any time and from time to time, may, without the consent of the holders of the debt securities, enter into indentures supplemental to the indenture for, among others, one or more of the following purposes:

•	to evidence the succession of another Person to the Company or any Guarantor;

•

to add to our covenants, or the covenants of the Guarantors, or to surrender any of our rights or powers, or the rights or powers of the Guarantors, for the benefit of the holders of debt securities of any or all series;

•

to cure any ambiguity or correct any defect or inconsistency in the indenture; provided that any such supplemental indenture will not materially and adversely affect the interests of the holders of debt securities of any series;

•	with certain exceptions, to add to the indenture any provisions that may be expressly permitted by the Trust Indenture Act of 1939, as amended;

•

to establish the form of any debt security, to provide for the issuance and set forth the terms of any series of debt securities and/or to add to the rights of the holders of the debt securities of any series;

•	to evidence and provide for the acceptance of the appointment of any successor trustee;

•	to provide any additional Events of Default;

•	to provide for the issuance of debt securities in coupon or in fully registered form;

•	to secure any series of debt securities under the indenture’s limitation on liens covenant or otherwise;

•	to evidence the addition of any subsidiary as a Guarantor or the release or discharge of any Guarantor and any of its obligations pursuant to the indenture;

•	subject to any limitations established with respect to a particular series of debt securities, to provide for the issuance of additional debt securities of any series;

•

to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such debt security with respect to such provision or (B) shall become effective only when there is no debt security described in clause (A)(i) outstanding; or

•

to supplement any provisions of the indenture to such extent as shall be necessary to permit or facilitate the satisfaction, defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

The indenture contains provisions permitting the Company, when authorized by a board resolution, and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected by such supplemental indenture, voting as a single class, to execute supplemental indentures for the purpose of adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of each such series under the indenture, except that no such supplemental indenture may, without the consent of each holder of each outstanding debt security affected by such supplemental indenture, among other things:

•	change the fixed maturity of any debt securities;

•	reduce the principal amount thereof;

•	reduce the interest thereon or change the method of computing the interest thereon on any date;

•	change the currency or place of any payment;

•	amend or modify the terms of any of the guarantee provisions of the indenture in a manner adverse to the rights of the holders of the outstanding debt securities of any series; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture.

Certain Covenants of the Company

Limitation on Liens

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness for money borrowed that is secured by a lien on any Principal Property or on shares of stock or indebtedness of any Material Subsidiary without securing the debt securities equally and ratably with (or prior to) such indebtedness for so long as any such indebtedness is secured. Exceptions include, among others:

•	liens for taxes not yet due or being contested;

•	liens imposed by law, such as mechanics’ liens and other similar liens;

•	utility easements and such other encumbrances against real property not in any material way affecting the marketability or interfering with the use of the property involved;

•	liens existing as of the date of the indenture;

•	liens created by subsidiaries of the Company to secure indebtedness of such subsidiaries to the Company or to one or more other subsidiaries of the Company;

•

liens on property of a Person existing at the time it becomes a subsidiary of the Company, at the time such Person is merged or consolidated with the Company or a subsidiary of the Company, or at the time of purchase, lease or acquisition of the property or equity interests of a Person as an entirety or substantially as an entirety by the Company or its subsidiaries;

•	liens on property existing at the time of acquisition of such property by the Company or a subsidiary of the Company;

•

liens to secure the payment of all or any part of the purchase price of property upon the acquisition of property by the Company or a subsidiary of the Company or to secure any indebtedness incurred or guaranteed prior to, at the time of, or within 12 months after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all of any part of the purchase price thereof;

•	liens to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the construction or improvement of any property;

•	liens which arise in connection with the leasing of equipment in the ordinary course of business;

•	liens on shares of stock, indebtedness or other securities of a Person that is not the Company or a subsidiary of the Company;

•

liens in favor of the United States of America of any state thereof, any foreign country, or any department, agency or instrumentality of any such jurisdiction, or any other contracting party or customer, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such liens;

•	liens to extend, renew or replace any liens referred to above; and

•

other liens arising in connection with indebtedness or other obligations of the Company and its subsidiaries in an aggregate amount for us and our subsidiaries, together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties (with the exception of the transactions that are excluded as described in “— Limitation on Sale and Leaseback Transactions” below), not exceeding at the time such lien is issued, created or assumed 10% of our Consolidated Assets.

Limitation on Sale and Leaseback Transactions

The indenture provides that the Company will not, and will not permit any Material Subsidiary to, enter into any arrangement after the date of the first issuance by the Company of debt securities issued pursuant to the indenture with any bank, insurance company or other lender or investor providing for the leasing by the Company or any Material Subsidiary of any Principal Property that was or is owned or leased by the Company or a Material Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation of such Principal Property by the Company or such Material Subsidiary, to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•

Attributable Debt of the Company and its Material Subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when the Company first issued securities pursuant to the indenture (other than any sale and leaseback transactions that are otherwise permitted or excepted), plus the aggregate principal amount of indebtedness secured by liens on Principal Properties then outstanding (excluding any indebtedness secured by liens that are otherwise permitted under the indenture) without equally and ratably securing the debt securities, would not exceed 10% of Consolidated Assets;

•

an amount equal to the greater of the net proceeds of the sale or transfer or the Attributable Debt with respect thereto is applied within 150 days to the voluntary retirement of debt securities of any series or other indebtedness of the Company (other than indebtedness subordinated to the debt securities) or indebtedness of a Material Subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more debt securities, any redemption of debt securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem debt securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied shall be reduced by (i) the principal amount of debt securities delivered within 150 days after such sale or transfer to the trustee for retirement and cancellation and (ii) the principal amount of any such indebtedness of the Company or a Material Subsidiary, other than the debt securities, voluntarily retired by the Company or a Material Subsidiary within 180 days after such sale or transfer;

•	the lease is for a period not exceeding three years and by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued; or

•	the lease is with the Company or another Material Subsidiary.

Notwithstanding the foregoing, where the Company or any Material Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt shall not include any indebtedness resulting from the guarantee by the Company or any other Material Subsidiary of the lessee’s obligation thereunder.

Guarantees

Each of the Guarantors, as primary obligor and not merely as surety, will fully, jointly and severally, irrevocably and unconditionally guarantee to each holder of debt securities and to the trustee and its successors and assigns:

•

the full and punctual payment of principal of, premium, if any, and interest on the debt securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of ours under the indenture (including obligations to the trustee) and the debt securities; and

•	the full and punctual performance within applicable grace periods of all other obligations of ours under the indenture and the debt securities.

Such guarantees will constitute guarantees of payment, performance and compliance and not merely of collection.

The obligations of each Guarantor under the indenture will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against us or any other Guarantor (except to the extent such judgment is paid) or any waiver or amendment of the provisions of the indenture or the debt securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment will be effective in accordance with its terms).

The obligations of the Guarantors to make any payments may be satisfied by causing us to make such payments.

Each of the Guarantors further agrees to waive presentment to, demand of payment from and protest to the Company and also waives diligence, notice of acceptance of its guarantee, presentment, demand for payment, notice of protest for nonpayment, filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against us. These obligations will be unaffected by any failure or policy of the trustee to exercise any right under the indenture or under any series of debt securities.

If any holder of any debt security or the trustee is required by a court or otherwise to return to us, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to us or any Guarantor, any amount paid by any of them to the trustee or such holder, the guarantee of such Guarantor, to the extent discharged, will be reinstated in full force and effect.

The indenture provides that the guarantee of each Guarantor is limited to the maximum amount that can be guaranteed by such Guarantor without rendering its guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

In the event:

•

of a merger, consolidation or sale or disposition of all or substantially all of the assets of a Guarantor (other than a merger or consolidation with, or sale or disposition of assets to, us or another of our subsidiaries); or

•	there occurs a transfer, sale or other disposition of the voting stock of a Guarantor whereby such Guarantor ceases to constitute a subsidiary of ours,

then in any such case such Guarantor or the entity acquiring the assets (in the event of the sale or other disposition of all or substantially all of the assets of such Guarantor), will be released and relieved of any obligations under its guarantee. Upon our delivery to the trustee of an officer’s certificate and an opinion of counsel to the effect of the foregoing, such Guarantor will be discharged from all further liability and obligation under the indenture and the trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its guarantee.

Governing Law

The indenture, the debt securities and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon is the trustee under the indenture. The trustee is a depository for funds and performs other services for, and transacts other banking business with, us in the normal course of business.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the offered securities will be passed on for the Company and the Guarantors by Jenner & Block LLP.

EXPERTS

The consolidated financial statements of General Dynamics Corporation as of December 31, 2017 and 2016, and for each of the years in the three-year period ended December 31, 2017, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.